UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934 (Amendment No. )

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under § 240.14a-12
Avanos Medical, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Important Information

The following communications relate to the proposed acquisition of Avanos Medical, Inc., a Delaware corporation (the “Company” or “Avanos”), by A-AV Holdco I, Inc., a Delaware corporation (“Parent”) that is affiliated with American Industrial Partners (“AIP”), and AV MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), pursuant to the Agreement and Plan of Merger, dated as of April 13, 2026, by and among the Company, Parent and Merger Subsidiary.

On April 23, 2026, the Company published a blog post by David C. Pacitti, the Company’s Chief Executive Officer.

Important Additional Information

In connection with the proposed transaction, Avanos intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”). The definitive Proxy Statement (if and when available) will be mailed to stockholders of Avanos. Avanos may also file with or furnish to the SEC other relevant documents regarding the proposed transactions. This communication is not a substitute for the Proxy Statement or any other document that Avanos may mail to its stockholders in connection with the proposed transactions.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Avanos Medical, Inc., its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Avanos’ stockholders in connection with proposed transactions under the rules of the SEC. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transactions when they become available. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in its securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investors section of Avanos’ website at www.avanos.com.

Shaping the Future of Healthcare: What Will Matter Most
by Dave Pacitti, Chief Executive Officer – Avanos Medical

In March, I joined leaders from across the MedTech industry at the AdvaMed CEO Summit. These moments to step back are valuable, not just for understanding where healthcare is headed, but for gaining perspective on how we navigate what’s ahead.

One idea came through clearly: the future of healthcare won’t just happen to us. It will be shaped by what we choose to do, and how well we execute.

The environment we’re operating in is complex. Policy uncertainty continues to evolve, and reimbursement pressures are real. The path from innovation to patient access is becoming more challenging.

And yet, the opportunity in front of us has never been greater.

On April 14, Avanos announced that it has entered into a definitive agreement to be acquired by affiliates of American Industrial Partners (AIP). More than a change in ownership, this is about acceleration – expanding our capacity to innovate, invest, and grow. It reflects the deliberate steps we have taken to become a more focused medical device company, and it creates the conditions to go further, faster. With AIP’s enhanced resources and operational expertise, we expect to strengthen our ability to advance our innovation roadmap, expand our impact for patients, and open new opportunities for our team.

This is exactly the kind of partnership the AdvaMed CEO Summit pointed toward: complementary capabilities coming together to accelerate innovation and deliver greater value for patients.

THREE PRIORITIES SHAPING THE FUTURE OF HEALTHCARE

As I reflect on what I heard at the summit, three priorities stand out.

•Patient access is foundational. Innovation only matters if it reaches patients. As regulatory and reimbursement pathways grow more complex, ensuring timely and equitable access is more critical than ever.

•Innovation must be purposeful. The future of MedTech will not be defined by what is simply new, but by what improves outcomes, enhances care delivery, and addresses real clinical needs.

•Partnership is essential. The complexity of today’s healthcare environment requires collaboration across companies, providers, and stakeholders to scale impact and deliver meaningful change.

At Avanos, these priorities guide how we approach innovation, growth, and our role in improving patient care. The recently announced transaction with AIP is a direct expression of this mindset.

WHERE DIFFERENTIATION REALLY HAPPENS

Strategy sets direction, but execution is the differentiator. It shows up in the everyday: how we prioritize, how we respond when things don’t go as planned, and how consistently we follow through. It’s not always visible, and it’s rarely easy, but it’s what drives meaningful, sustained progress.

LOOKING AHEAD

There was no single answer at the AdvaMed CEO Summit for what comes next, and that’s appropriate. What matters is staying focused on what we can control: building on our strengths, expanding thoughtfully, innovating with purpose, and operating with discipline.

The agreement with AIP marks the beginning of a new chapter for Avanos. There is important work ahead as we move toward closing, but our direction is clear. The future of healthcare will not be defined by a single breakthrough, but by the decisions we make, and how well we execute them, every day.

Forward-Looking Statements

This document contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of words such as “expect,” “will,” or “focused,” and similar expressions. These “forward-looking statements” include statements about the acquisition and related transactions, including the timing of the completion of the acquisition and the potential benefits of the acquisition, which reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, Avanos’ actual results may differ materially from its expectations or projections. The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements: (i) uncertainties as to the timing of the acquisition, (ii) the possibility that competing acquisition proposals will be made; (iii) the possibility that Avanos will terminate the merger agreement to enter into an alternative transaction; (iv) the possibility that various closing conditions for the transactions contemplated by the merger agreement may not be satisfied or waived; (v) the risk that the merger agreement may be terminated in circumstances requiring Avanos to pay a termination fee; (vi) the potential impact of the announcement or consummation of the proposed transactions on Avanos’ relationships, including with employees, suppliers and customers; and (vii) the other factors and financial, operational and legal risks or uncertainties described in Avanos’ public filings with the SEC, including the “Risk Factors” section of Avanos’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as the proxy statement to be filed by Avanos in connection with a special meeting of stockholders in connection with the acquisition. The information contained herein speaks only as of the date of this release, and Avanos undertakes no obligation to update forward-looking statements, except as may be required by the securities laws.

Important Additional Information

In connection with the proposed transactions, Avanos intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). The definitive Proxy Statement (if and when available) will be mailed to stockholders of Avanos. Avanos may also file with or furnish to the SEC other relevant documents regarding the proposed transactions. This communication is not a substitute for the Proxy Statement or any other document that Avanos may mail to its stockholders in connection with the proposed transactions.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Avanos Medical, Inc., its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Avanos’ stockholders in connection with proposed transactions under the rules of the SEC. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transactions when they become available. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in its securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investors section of Avanos’ website at www.avanos.com.